Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN AND WESTERN DISTRICTS OF TEXAS

HOUSTON DIVISION

IN RE:	§
§
Memorial Production Partners LP, et al.	§	CASE NO. 17-30262
	§	CHAPTER 11
§
DEBTOR	§

CHAPTER 11 POST-CONFIRMATION REPORT

FOR THE QUARTER ENDING DECEMBER                    2018

1. ☑ Quarterly or ☐ Final (check one)

2. SUMMARY OF DISBURSEMENTS*:

A. Disbursements made under the plan (itemize on page 3)	$0.00

B. Disbursements not under the plan	$15,255,977.00

Total Disbursements	$15,255,977.00

*ALL DISBURSEMENTS MADE BY THE REORGANIZED DEBTOR, UNDER THE PLAN OR OTHERWISE, MUST BE ACCOUNTED FOR AND REPORTED HEREIN FOR THE PURPOSE OF CALCULATING THE QUARTERLY FEES.

3.	Has the order confirming plan become final?		☑	Yes	☐	No

4.	Are Plan payments being made as required under the Plan?		☑	Yes	☐	No

5.	If “No”, what Plan payments have not been made and why?

	Please explain:	N/A

6.	If plan payments have not yet begun, when will the first plan payment be made? (Date)

7.	What date did the reorganized debtor or successor of the debtor under the plan assume the business or management of the property treated under the plan? 5/4/2017 (Date)

8.	Please describe any factors which may materially affect your ability to obtain a final decree at this time.

None

9.	Complete the form for Plan Disbursements attached.

10. CONSUMMATION OF PLAN:

A. If this is a final report, has an application for Final Decree been submitted*?	INITIALS

☐ Yes Date application was submitted	DATE

☒ No Date when application will be submitted	UST USE ONLY

*(if required by Local Rule)

B. Estimated Date of Final Payment Under Plan

I CERTIFY UNDER PENALTY OF PERJURY THAT THE ABOVE INFORMATION IS TRUE AND CORRECT TO THE BEST OF MY KNOWLEDGE.

SIGNED:	/s/ Denise DuBard	DATE:	1/31/19
Denise DuBard
(PRINT NAME)

Memorial Production Partners LP, et al.

4Q 2018 Consolidated Cash Flows

Amounts in thousands

	Oct-18	Nov-18	Dec-18	4Q 2018
Beginning Cash Balance	$—	$—	$—	$—	3)

Receipts
Collections	$9,882	$7,726	$7,822	$25,430
Other Receipts				—
Borrowing				—

Total Receipts	$9,882	$7,726	$7,822	$25,430

Operating Disbursements
LOE/Capex/Other Op. Ex.	$2,589	$3,528	$2,248	$8,365
G&A	96	310	180	586
Payroll	—	—	—	—
Royalties	2,451	1,915	1,938	6,304
Taxes	—	—	—	—

Total Operating Disbursements	$5,136	$5,753	$4,366	$15,255

Non-Operating Disbursements
Restructuring Fees	$—	$—	$—	$—
Bank Fees	$—	—	—	—
Debt / Interest Payments	—	—	—	—

Total Non-Operating Disbursements	$—	$—	$—	$—

Net Plan Disbursements
Plan Effects Receipts	$—	$—	$—	$—
Plan Effects Disbursements	—	—	—	—

Total Net Plan Disbursements	$—	$—	$—	$—

Net Cash Flow	$4,746	$1,973	$3,456	$10,175

Ending Cash Balance	$—	$—	$—	$—	3)

Notes:

1)

On April 30, 2018, Amplify Energy Corp. and its affiliates (collectively, the “Debtors”) filed with the Bankruptcy Court a motion for a final decree and entry of an order closing the chapter 11 cases with respect to each of the Debtors, other than (i) San Pedro Bay Pipeline Company (“SPBPL”), Ch. 11 Case No. 17-30249, (ii) Rise Energy Beta, LLC (“REB”), Ch. 11 Case No. 17-30250, and (iii) Beta Operating Company, LLC (“BOC”), Ch. 11 Case No. 17-30253, (collectively, the “Closing Debtors”). On May 30, 2018 (“Final Decree Date”), the court entered into the final decree closing the chapter 11 cases of the Closing Debtors. For periods after the Final Decree Date, receipts and disbursement activity only reflect the transactions of SPBPL, REB, and BOC, respectively.

2)

This Disbursement Summary is unaudited and does not purport to represent financial statements prepared in accordance with generally accepted accounting principles nor are they intended to fully reconcile to the financial statements prepared by Amplify Energy Corp. (“the Company”). Information contained in the Disbursement Summary has been derived from the Company’s books and records. Therefore, in order to comply with its obligations to provide quarterly reporting during the Chapter 11 case, the Company has prepared this quarterly report using the best information presently available to it. This Disbursement Summary is true and accurate to the best of the Company’s knowledge, information and belief based on current available data. The financial results contained herein are not necessarily indicative of results that may be expected for any other period or for the full year and may not necessarily reflect the consolidated financial results of the Company in the future. The information contained herein is unaudited, limited in scope, and subject to change.

3)

Based on centralized cash management practices, almost all disbursements are made by Amplify Energy Operating LLC’s (successor entity to Memorial Production Operating LLC) and Beta Operating Company, LLC on behalf of all Debtors with all cash receipts and Cash Balances held in Amplify Energy Operating LLC’s main operating account. For periods after the Final Decree Date, the Beginning and Ending Cash Balances is displayed as zero as SPBPL, REB, and BOC have ZBA accounts which sweep cash on a daily basis to the Amplify Energy Operating LLC’s main operating account.

UNITED STATES BANKRUPTCY COURT

CASE NAME:	Memorial Production Partners LP, et al.					PETITION DATE:		01/16/17
CASE NUMBER:	17-30262					DISTRICT OF TEXAS:		Southern
PLAN EFFECTIVE DATE:	5/4/2017					DIVISION:		Houston
Disbursement and Fee Summary - 4Q 2018
		Disbursements				Fees In USD
Case Number	Entity Name	Oct-18	Nov-18	Dec-18	4Q18 Total	Fee	Balance Due per UST	Difference
17-30262	Memorial Production Partners LP						—	—
17-30248	Memorial Production Finance Corporation						—	—
17-30249	San Pedro Bay Pipeline Company	59,456	85,996	41,448	186,901	1,625	4,874	(3,249)
17-30250	Rise Energy Beta, LLC	2,625,490	3,752,369	2,386,766	8,764,625	87,646	87,257	389
17-30251	Rise Energy Minerals, LLC						—	—
17-30252	Rise Energy Operating, LLC						—	—
17-30253	Beta Operating Company, LLC	2,450,900	1,915,450	1,938,101	6,304,451	63,045	72,345	(9,301)
17-30254	Columbus Energy, LLC						—	—
17-30255	WHT Carthage LLC						—	—
17-30256	WHT Energy Partners LLC						—	—
17-30257	Memorial Energy Services LLC						—	—
17-30258	Memorial Midstream LLC						—	—
17-30259	Memorial Production Operating LLC						—	—
17-30260	MEMP Services LLC						—	—
17-30261	Memorial Production Partners GP LLC						—	—

	Total	5,135,846	5,753,816	4,366,315	15,255,977	152,316	164,476	(12,160)

Notes: